Exhibit 99.1

ION announces amended restructuring support agreement

● Amendment reflects increasing bondholder support of 92%

● Conversion price of new notes set at high end of collar at $3.00, protecting shareholder equity

HOUSTON – February 11, 2021 – ION Geophysical Corporation (NYSE: IO) today announced an amendment to the Restructuring Support Agreement that, along with a separate support agreement with Mr. James Lapeyre, reflects increasing bondholder support to 92%, from 84% at the time of the initial announcement, and includes finalized pricing terms.  Based on the 20 trading day VWAP since the initial announcement, the price to purchase new shares of stock through the rights offering was set at $2.57 and the conversion price of the new 8% Senior Secured Second Priority Notes due 2025 (the "New Notes") was set at the high end of the collar at $3.00.

The Company also entered into a support agreement with the lender of its credit facility, PNC Bank (“PNC”), which will permit the Company to consummate and implement the bond restructuring transactions.

“We are pleased to have obtained the support of 92% of our bondholders and PNC, and continue to make progress on our strategic restructuring plan,” said Chris Usher, ION’s President and Chief Executive Officer.  “The conversion price of the New Notes was set at the high end of the collar, protecting shareholder equity.  We are on track to complete the transactions by the end of March, which will improve the Company’s platform positioning to continue to execution of our refreshed strategy.”

About ION

Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy, ports and defense industries, enabling clients to optimize operations and deliver superior returns.  Learn more at iongeo.com.

Contacts

ION (Investor relations)

Executive Vice President and Chief Financial Officer

Mike Morrison, +1 281.879.3615

mike.morrison@iongeo.com

ION (Media relations)

Vice President, Communications

Rachel White, +1 281.781.1168

rachel.white@iongeo.com

Registration statements relating to the securities to be offered in the exchange offer and the rights offering in connection with the restructuring transactions have been filed with the Securities and Exchange Commission, but have not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.  The exchange offer and the rights offering will be made only by means of a prospectus.  Copies of each such prospectus, when they become available, will be distributed, as applicable, to our bondholders and shareholders and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the appropriate agent for the offerings.  Contact information for such agents will be provided when available.

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; our ability to complete the Restructuring Transactions and other related matters in a timely manner, if at all; and political, execution, regulatory, and currency risks. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2019, filed on February 6, 2020, registration statement on Form S-1, filed on January 29, 2021, and registration statement on Form S-4, filed on January 29, 2021. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs  and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.